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Exhibit 10.8

LEASE AGREEMENT
(Single Tenant for Entire Parcel—Triple Net)
This Has Been Prepared For Submission To Your Attorney For Review And Approval Prior To Signing
No Representation Is Made By Licensee As To Its Legal Sufficiency Or Tax Consequences
CBA Text Disclaimer: Text deleted by licensee indicated by strike. New text inserted by licensee indicated by small capital letters.
TG77

        THIS LEASE AGREEMENT (the "Lease") is entered into this 17TH day of APRIL , 2000, between DALE RIVELAND, CHRISTINA M. RIVELAND, KENNETH JOHNSTONE, AND PEARL L. JOHNSTONE ("Landlord"), and HEATLHE TECH, INC. ("Tenant"). Landlord and Tenant agree as follows:

        1.    LEASE SUMMARY.

          a.    Leased Premises.    The leased commercial real estate (the "Premises") consist of the real property legally described on attached Exhibit A, and all improvements thereon.

          b.    Lease Commencement Date.    The Lease shall commence on JULY 1, 2000, or such earlier or later date as provided in Section 3 (the "Commencement Date").

          c.    Lease Termination Date.    The Lease shall terminate at midnight on JUNE 30, 2005, or such earlier or later date as provided in Section 3 (the "Termination Date").

          d.    Base Rent.    The base monthly rent shall be (check one): ☐ $                        , or ☒ according to the Rent Rider attached hereto. Rent shall be payable at Landlord's address shown in Section 1(h) below, or such other place designated in writing by Landlord.

          e.    Prepaid Rent.    Upon execution of this Lease, Tenant shall deliver to Landlord the sum of $102,000.00 as prepaid rent, to be applied to the Rent due for the FOR MONTHS THREE (3) THROUGH EIGHT (8) OF THE LEASE, months(s) of the Lease.

          f.    Security Deposit.    The amount of the security deposit is $37,000.00.

          g.    Permitted Use.    The Premises shall be used only for GENERAL OFFICE USE and for no other purpose without the prior written consent of Landlord.

          h.    Notice and Payment Addresses:

    Landlord: 20028 18TH AVENUE NW, SEATTLE, WA 98177 Fax No.: NONE

    Tenant:                        Fax No.:

        2.    PREMISES.    Landlord leases to Tenant, and Tenant leases from Landlord the Premises upon the terms specified in this Lease.

        3.    TERM.

          a.    Commencement Date.    The Lease shall commence on the date specified in Section 1(b), or on such earlier or later date as may be specified by written notice delivered by Landlord to Tenant advising Tenant that the Premises are ready for possession and specifying the Commencement Date, which shall not be less than FIVE (5) (30 if not completed) days following the date of such notice. If Tenant occupies the Premises before the Commencement Date specified in Section 1(b), then the Commencement Date shall be the date of occupancy. If Landlord acts diligently to make the Premises available to Tenant, neither Landlord nor any agent or employee of Landlord shall be liable for any damage or loss due to Landlord's inability or failure to deliver possession of the Premises to Tenant as provided in this Lease. The Termination Date AND RENT SCHEDULE shall be modified upon any change in the Commencement Date so that the length of the Lease term is not changed AND THE PRE-PAID RENT SHALL BE APPLIED STARTING TWO (2) MONTHS AFTER THE COMMENCEMENT DATE OF THE LEASE. If Landlord does not deliver possession of the Premises to Tenant within SIXTY (60) days (60 if not completed) after the date specified in Section 1(b), Tenant may elect to cancel this Lease by giving written notice to Landlord within 10 days after such time period ends. If Tenant gives such notice, the Lease shall be canceled, all prepaid rent and security deposits shall be refunded to tenant, and neither Landlord nor Tenant shall have any further obligations to the other. The first "Lease Year" shall commence on the Commencement Date and shall end on the date which is twelve (12) months from the end of the month in which the Commencement Date occurs. Each successive Lease Year during the initial term and any extension terms shall be twelve (12) months, commencing on the first day following the end of the preceding Lease Year, except that the last Lease Year shall end on the Termination Date.

          b.    Tenant Obligations.    To the extent Tenant's tenant improvements are not completed in time for the Tenant to occupy or take possession of the Premises on the Commencement Date due to the failure of Tenant to fulfill any of its obligations under this Lease, the Lease shall nevertheless commence on the Commencement Date.

          Except as specified elsewhere in this Lease, Landlord makes no representations or warranties to Tenant regarding the Premises~~, including the structural condition of the Premises and the condition of all mechanical, electrical, and other systems on the Premises. Except for any tenant improvements described on attached Exhibit B to be completed by Landlord (defined therein as "Landlord's Work")~~, LANDLORD AGREES THAT ALL MECHANICAL, ELECTRICAL, AND HVAC SYSTEMS SHALL BE IN GOOD WORKING ORDER AT COMMENCEMENT OF THE LEASE. LANDLORD SHALL DELIVER THE PREMISES "AS IS, BROOM CLEAN." THE EXISTING TENANT MAY REMOVE A PORTION OF THE SAUNA AND FILM ROOM AT IT'S EXPENSE PRIOR TO THE COMMENCEMENT DATE. TENANT IS INFORMED THAT A PORTION OF THE AREA ALONG THE NORTH WALL ON THE GROUND FLOOR IS NOT SERVED BY HVAC. Tenant shall be responsible for performing any work necessary to bring the Premises into condition satisfactory to Tenant. By signing this Lease, Tenant acknowledges that it has had adequate opportunity to investigate the Premises, acknowledges responsibility for making any corrections, alterations and repairs to the Premises (other than the Landlord's Work), and acknowledges that the time needed to complete any such items shall not delay the Commencement Date.

          ~~Attached Exhibit B sets forth all Landlord's Work, if any, and all tenant improvements to be completed by Tenant ("Tenant's Work"), which is to be performed on the Premises. Responsibilities for design, payment and performance of all such work shall be as set forth on attached Exhibit B. If Tenant fails to notify Landlord of any defects in the Landlord's Work within ten (10) days of delivery of possession to Tenant, Tenant shall be deemed to have accepted the Premises in their then condition. If Tenant discovers any major defects in the Landlord's Work during this 10 day period that would prevent Tenant from using the Premises for its intended purpose, Tenant shall so notify Landlord in writing and the Commencement Date shall be delayed until after Landlord has corrected the major defects and Tenant has had five (5) days to inspect and approve the Premises after Landlord's correction of such defects. The Commencement Date shall not be delayed if Tenant's inspection reveals minor defects in the Landlord's Work that will not prevent Tenant from using the Premises for their intended purpose. Tenant shall prepare a punch list of all minor defects and provide the punch list to Landlord. Landlord shall promptly correct all punch list items.~~

        4.    RENT.    Tenant shall pay Landlord without demand, deduction or offset, in lawful money of the United States, the monthly rental stated in Section 1(d) in advance on or before the first day of each month during the Lease Term, and any other additional payments due to Landlord (collectively the "Rent") when required under this Lease. Payments for any partial month at the beginning or end of the Lease term shall be prorated.

        If any sums payable by Tenant to Landlord under this Lease are not received by the fifth (5th) day of each month, Tenant shall pay Landlord in addition to the amount due, for the cost of collecting and handling such late payment, an amount equal to the greater of $100 or five percent (5%) of the delinquent amount. In addition, all delinquent sums payable by Tenant to Landlord and not paid within five days of the due date shall, at Landlord's option, bear interest at the rate of twelve percent (12%) per annum, or the highest rate of interest allowable by law, whichever is less. Interest on all delinquent amounts shall be calculated from the original due date to the date of payment.

        Landlord's acceptance of less than the full amount of any payment due from Tenant shall not be deemed an accord and satisfaction or compromise of such payment unless Landlord specifically consents in writing to payment of such lesser sum as an accord and satisfaction or compromise of the amount which Landlord claims.

        5.    SECURITY DEPOSIT.    Upon execution of this Lease, Tenant shall deliver to Landlord the security deposit specified in Section 1(f) above. Landlord may commingle the security deposit with its other funds. If Tenant breaches any covenant or condition of this Lease, including but not limited to the payment of Rent, Landlord may apply all or any part of the security deposit to the payment of any sum in default and any damage suffered by Landlord as a result of Tenant's breach. In such event, Tenant shall, within five (5) days after written demand therefor by Landlord, deposit with Landlord the amount so applied. Any payment to Landlord from the security deposit shall not be construed as a payment of liquidated damages for any default. If Tenant complies with all of the covenants and conditions of this Lease throughout the Lease term, TWENTY THOUSAND DOLLARS ($20,000.00) OF THE SECURITY DEPOSIT SHALL BE APPLIED TO THE LAST MONTH'S RENT AND THE BALANCE OF the security deposit shall be repaid to Tenant without interest within 30 days after the vacation of the Premises by Tenant.

        6.    USES.    The Premises shall be used only for the use(s) specified in Section 1(g) above (the "Permitted Use"), and for no other business or purpose without the prior written consent of Landlord. No act shall be done on or around the Premises that is unlawful or that will increase the existing rate of insurance on the Premises. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance.

        7.    COMPLIANCE WITH LAWS.    Tenant shall not cause or permit the Premises to be used in any way which violates any law, ordinance, or governmental regulation or order. Landlord represents to Tenant that, to the best of Landlord's knowledge, with the exception of any Tenant's Work, as of the Commencement Date, the Premises comply with all applicable laws, rules, regulations, or orders, including without limitation, the Americans With Disabilities Act, if applicable, and Landlord shall be responsible to promptly cure any noncompliance which existed on the Commencement Date. Tenant shall be responsible for complying with all laws applicable to the Premises as a result of Tenant's particular use, such as modifications required by the Americans With Disabilities Act as a result of Tenant opening the Premises to the public as a place of public accommodation. If the enactment or enforcement of any law, ordinance, regulation or code during the Lease term requires any changes to the Premises during the Lease term, the Tenant shall perform all such changes at its expense if the changes are required due to the nature of Tenant's activities at the Premises, or to alterations that Tenant seeks to make to the Premises; otherwise, Landlord shall perform all such changes at its expense.

        8.    UTILITIES.    Landlord shall not be responsible for providing any utilities to the Premises, but represents and warrants to Tenant that as of the Commencement Date electricity, water, sewer, and telephone utilities are available at or adjacent to the Premises. Tenant shall determine whether the available capacity of such utilities will meet Tenant's needs. Tenant shall install and connect, if necessary, and directly pay for all water, sewer, gas, janitorial, electricity, garbage removal, heat, telephone, and other utilities and services used by Tenant on the Premises during the Term, whether or not such services are billed directly to Tenant. Tenant will also procure, or cause to be procured, without cost to Landlord, all necessary permits, licenses or other authorizations required for the lawful and proper installation, maintenance, replacement, and removal on or from the Premises of wires, pipes, conduits, tubes, and other equipment and appliances for use in supplying all utilities or services to the Premises. Landlord, upon request of Tenant, and at the sole expense and liability of Tenant, shall join with Tenant in any application required for obtaining or continuing such utilities or services.

        9.    TAXES.    Tenant shall pay all REAL PROPERTY Taxes (defined below) applicable to the Premises during the Lease term. All payments for Taxes shall be made BY TENANT TO LANDLORD at least ten (10) days prior to their due date. LANDLORD SHALL NOTIFY TENANT IN WRITING OF THE AMOUNT DUE AT LEAST THIRTY (30) DAYS PRIOR TO THE DUE DATE. ~~TENANT SHALL PROMPTLY FURNISH LANDLORD WITH SATISFACTORY EVIDENCE THAT TAXES HAVE BEEN PAID.~~ If any Taxes paid by Tenant cover any period of time before or after the expiration of the Term, Tenant's share of those Taxes paid will be prorated to cover only the period of time within the tax fiscal year during which this Lease was in effect, and Landlord shall promptly reimburse Tenant to the extent required. If Tenant fails to timely pay any Taxes, Landlord may pay them, and Tenant shall repay such amount to Landlord with Tenant's next rent installment.

        The term "Taxes" shall mean: ~~(i)~~ any form of real estate tax or assessment imposed on the Premises by any authority, including any city, state or federal government, or any improvement district, as against any legal or equitable interest of Landlord or Tenant in the Premises or in the real property of which the Premises are a part, or against rent paid for leasing the Premises; and ~~(ii)~~ TENANT SHALL PAY any form of personal property tax or assessment imposed on any personal property, fixtures, furniture, tenant improvements, equipment, inventory, or other items, and all replacements, improvements, and additions to them, located on the Premises, ~~whether owned by Landlord or~~ OWNED OR PROVIDED BY Tenant. "Taxes" shall exclude any net income tax imposed on Landlord for income that Landlord receives under this Lease. TENANT LEASES APPROXIMATELY NINETY-FIVE PERCENT (95%) OF THE PROPERTY ON WHICH PREMISES IS LOCATED. LANDLORD SHALL PAY FIVE (5%) OF THE REAL PROPERTY TAX ON THE ENTIRE PROPERTY.

        Tenant may contest the amount or validity, in whole or in part, of any Taxes at its sole expense, only after paying such Taxes or posting such security as Landlord may reasonably require in order to protect the Premises against loss or forfeiture. Upon the termination of any such proceedings, Tenant shall pay the amount of such Taxes or part of such Taxes as finally determined, together with any costs, fees, interest penalties, or other related liabilities. Landlord shall cooperate with Tenant in contesting any Taxes, provided Landlord incurs no expense or liability in doing so.

        10.    ALTERATIONS.    Tenant may make alterations, additions or improvements to the Premises, including any Tenant's Work identified on attached Exhibit B ("Alterations"), with the prior written consent of Landlord, WHICH SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED. The term "Alterations" shall not include the installation of shelves, movable partitions, Tenant's equipment, and trade fixtures which may be performed without damaging existing improvements or the structural integrity of the Premises, and Landlord's consent shall not be required for Tenant's installation of those items. Tenant shall complete all Alterations at Tenant's expense in compliance with all applicable laws and in accordance with plans and specifications approved by Landlord, and using contractors approved by Landlord. Landlord shall be deemed the owner of all Alterations AND ALL WIRE, CABLE, AND CONNECTIONS INSTALLED FOR USE AT THE PREMISES, except for those which Landlord requires TENANT to REMOVE ~~BE REMOVED~~ at the end of the Lease term AS DISCLOSED TO TENANT BY LANDLORD WHEN THE ALTERATIONS ARE APPROVED BY LANDLORD. ~~Tenant shall remove all Alterations at the end of the Lease term unless Landlord conditioned its consent upon Tenant leaving a specified Alteration at the Premises, in which case Tenant shall not remove such Alteration.~~ Tenant shall immediately repair any damage to the Premises caused by removal of Alterations BY TENANT.

        11.    REPAIRS AND MAINTENANCE.    Tenant shall, at its sole expense, maintain the Premises in good condition and promptly make all repairs and replacements, whether structural or non-structural, necessary to keep the Premises in safe operating condition, including all utilities and other systems serving the Premises, but excluding the roof, foundation and exterior walls, which Landlord shall maintain in good condition and repair at Landlord's expense. IN THE EVENT THE HVAC SYSTEM

REQUIRES REPLACEMENT OF PARTS, LANDLORD SHALL PAY THE COST, INCLUDING INSTALLATION COST, OF ALL SUCH REPLACEMENTS WHICH CUMULATIVELY EXCEED FIVE HUNDRED DOLLARS ($500.00) IN ANY LEASE YEAR. Tenant shall not damage any ~~demising~~ SHEAR wall or disturb the structural integrity of the Premises and shall promptly repair any damage or injury done to any such ~~demising~~ SHEAR walls or structural elements caused by Tenant or its employees, agents, contractors, or invitees. Notwithstanding anything in this Section to the contrary, Tenant shall not be responsible for any repairs to the Premises made necessary by the acts of Landlord or its agents, employees, contractors or invitees therein. TENANT SHALL MAINTAIN AND REPAIR ALL WINDOWS AND ANY AWNINGS THAT MAY BE INSTALLED.

        Upon expiration of the Lease term, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Premises, together with all keys, to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable wear and tear and insured casualty excepted.

        12.    ACCESS.    After TWENTY-FOUR (24) HOURS PRIOR WRITTEN reasonable notice from Landlord (except in cases of emergency, where no notice is required), Tenant shall permit Landlord and its agents and employees to enter the Premises at all reasonable times for the purposes of repair or inspection. This Section shall not impose any repair or other obligation upon Landlord not expressly stated elsewhere in this Lease. After TWENTY-FOUR (24) HOURS PRIOR WRITTEN reasonable notice to Tenant, Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective purchasers or lenders at any time, and to prospective tenants within 180 days prior to the expiration or sooner termination of the Lease term.

        13.    SIGNAGE.    Tenant shall obtain Landlord's written consent (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED) before installing any signs upon the Premises. Tenant shall install any approved signage at Tenant's sole expense and in compliance with all applicable laws. Tenant shall not damage or deface the Premises in installing or removing signage and shall repair any injury or damage to the Premises caused by such installation or removal.

        14.    DESTRUCTION OR CONDEMNATION.

          a.    Damage and Repair.    If the Premises are partially damaged but not rendered untenantable, by fire or other insured casualty, then Landlord shall diligently restore the Premises and this Lease shall not terminate. ~~The Premises shall not be deemed untenantable if less than twenty-five percent (25%) of the Premises are damaged.~~ Landlord shall have no obligation to restore the Premises if insurance proceeds are not available to pay the entire cost of such restoration. If insurance proceeds are available to Landlord but are not sufficient to pay the entire cost of restoring the Premises, then Landlord may elect to terminate this Lease and keep the insurance proceeds, by notifying Tenant within sixty (60) days of the date of such casualty.

          If the Premises are entirely destroyed, or partially damaged and rendered untenantable, by fire or other casualty, Landlord may, at its option: (a) terminate this Lease as provided herein, or (b) restore the Premises to their previous condition. If, within 60 days after receipt by Landlord from Tenant of written notice that Tenant deems the Premises untenantable, Landlord fails to notify Tenant of its election to restore the Premises, or if Landlord is unable to restore the Premises within six (6) months of the date of the casualty event, then Tenant may elect to terminate the Lease.

          If Landlord restores the Premises under this Section 14(a), Landlord shall proceed with reasonable diligence to complete the work, and the base monthly rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole Premises, provided that there shall be a rent abatement only if the damage or destruction of the Premises did not result from, or was not contributed to directly or indirectly by the act, fault or neglect of Tenant, or Tenant's officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors. Provided, Landlord complies with its obligations under this Section, no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance directly, incidentally or consequentially arising from any repair or restoration of any portion of the Premises. Landlord will not carry insurance of any kind for the protection of Tenant or any improvements paid for by Tenant or as provided in Exhibit B or on Tenant's furniture or on any fixtures, equipment, improvements or appurtenances of Tenant under this Lease, and Landlord shall not be obligated to repair any damage thereto or replace the same unless the damage is caused by Landlord's negligence.

          b.    If the Premises are made untenantable by eminent domain, or conveyed under a threat of condemnation, this Lease shall automatically terminate as of the earlier of the date title vests in the condemning authority or the condemning authority first has possession of the Premises and all Rents and other payments shall be paid to that date. In case of taking of a part of the Premises that does not render the Premises untenantable, then this Lease shall continue in full force and effect and the base monthly rental shall be equitably reduced based on the proportion by which the floor area of any structures is reduced, such reduction in Rent to be effective as of the earlier of the date the condemning authority first has possession of such portion or title vests in the condemning authority. Landlord shall be entitled to the entire award from the condemning authority attributable to the value of the Premises and Tenant shall make no claim for the value of its leasehold. Tenant shall be permitted to make a separate claim against the condemning authority for moving expenses or damages resulting from interruption in its business, provided that in no event shall Tenant's claim reduce Landlord's award.

        15.    INSURANCE.

          a.    Liability Insurance.    During the Lease term, Tenant shall pay for and maintain commercial general liability insurance with broad form property damage and contractual liability endorsements. This policy shall name Landlord as an additional insured, and shall insure Tenant's activities and those of Tenant's employees, officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors with respect to the Premises against loss, damage or liability for personal injury or death or loss or damage to property with a combined single limit of not less than $1,000,000, and a deductible of not more than $5,000. The insurance will be noncontributory with any liability insurance carried by Landlord.

          b.    Casualty Insurance.    During the Lease term, Tenant shall pay for and maintain all-risk coverage casualty insurance FOR FULL REPLACEMENT COST (with coverage for earthquake and, if the Premises are in a flood plain, flood damage) for the Premises, in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer under the terms of the policy, and in an amount not less than the replacement cost of the Premises, with a deductible of not more than $5,000. The casualty insurance policy shall name Tenant as the insured and Landlord and Landlord's lender(s) as additional insureds, with loss payable to Landlord, Landlord's lender(s), and Tenant as their interests may appear. In the event of a casualty loss on the Premises, Landlord may apply insurance proceeds under the casualty insurance policy in the manner described in Section 14(a).

          c.    Miscellaneous.    Insurance required under this Section shall be with companies rated A-XV or better in Best's Insurance Guide, and which are authorized to transact business in the State of Washington. No insurance policy shall be canceled or reduced in coverage and each such policy shall provide that it is not subject to cancellation or a reduction in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall deliver to Landlord upon commencement of the Lease and from time to time thereafter, copies or certificates of the insurance policies required by this Section. In no event shall the limit of such policies be considered as limiting the liability of Tenant under this Lease.

          d.    Waiver of Subrogation.    Landlord and Tenant hereby release each other and any other tenant, their agents or employees, from responsibility for, and waive their entire claim of recovery for any loss or damage arising from any cause covered by insurance required to be carried by each of them. Each party shall provide notice to the insurance carrier or carriers of this mutual waiver of subrogation, and shall cause its respective insurance carriers to waive all rights of subrogation against the other. This waiver shall not apply to the extent of the deductible amounts to any such policies or to the extent of liabilities exceeding the limits of such policies.

        16.    INDEMNIFICATION.    Tenant shall defend, indemnify, and hold Landlord harmless against all liabilities, damages, costs, and expenses, including attorneys' fees, arising from any negligent or wrongful act or omission of Tenant or Tenant's officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors on or around the Premises as a result of any act, omission or negligence of Tenant, or Tenant's officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors, or arising from any breach of this Lease by Tenant. Tenant shall use legal counsel acceptable to Landlord in defense of any action within Tenant's defense obligation. Landlord shall defend, indemnify and hold Tenant harmless against all liabilities, damages, costs, and expenses, including attorneys' fees, arising from any negligent or wrongful act or omission of Landlord or Landlord's officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors on or around the Premises or arising from any breach of this Lease by Landlord. Landlord shall use legal counsel acceptable to Tenant in defense of any action within Landlord's defense obligation.

        17.    ASSIGNMENT AND SUBLETTING.    Tenant shall not assign, sublet, mortgage, encumber or otherwise transfer any interest in this Lease (collectively referred to as a "Transfer") or any part of the Premises, without first obtaining Landlord's written consent which shall not be unreasonably withheld or delayed. TENANT SHALL PROVIDE LANDLORD WITH TEN (10) BUSINESS DAYS ADVANCE WRITTEN NOTICE OF ANY PROPOSED TRANSFER, TOGETHER WITH COPIES OF PROPOSED TRANSFER DOCUMENTS AND SUCH FINANCIAL AND BUSINESS INFORMATION CONCERNING THE PROPOSED TRANSFEREE AS LANDLORD MAY REQUEST. LANDLORD SHALL HAVE THE RIGHT DURING THIS TEN (10) BUSINESS DAY PERIOD TO CONSENT OR REFUSE TO CONSENT TO THE TRANSFER, OR IN THE ALTERNATIVE TO RELEASE THE TENANT FROM THE BALANCE OF THE TERM OF THE LEASE. No Transfer shall relieve Tenant of any liability under this Lease notwithstanding Landlord's consent to such transfer. Consent to any Transfer shall not operate as a waiver of the necessity for Landlord's consent to any subsequent Transfer.

        If Tenant is a partnership, limited liability company, corporation, or other entity, any transfer of this Lease by merger, consolidation, redemption or liquidation, or any change(s) in the ownership of, or power to vote, which singularly or collectively represents a majority of the beneficial interest in Tenant, shall constitute a Transfer under this Section, PROVIDED, HOWEVER, ANY MERGER, CONSOLIDATION, OR CHANGE IN THE OWNERSHIP OF TENANT WHICH RESULTS IN AN ENTITY WITH A NET WORTH WHICH EQUALS OR EXCEEDS TEN MILLION DOLLARS ($10,000,000.00) SHALL NOT CONSTITUTE A TRANSFER UNDER THIS SECTION 17 AND SHALL NOT REQUIRE THE PRIOR CONSENT OF LANDLORD.

        As a condition to Landlord's approval, if given, any potential assignee or sublessee otherwise approved by Landlord shall assume all obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant and any guarantor, if required, for the payment of Rent and performance of all terms of this Lease. In connection with any Transfer, Tenant shall provide Landlord with copies of all assignments, subleases and assumption instruments.

        18.    LIENS.    Tenant shall keep the Premises free from any liens created by or through Tenant. Tenant shall indemnify and hold Landlord harmless from liability from any such liens including, without limitation, liens arising from any Alterations. If a lien is filed against the Premises by any person claiming by, through or under Tenant, Tenant shall, upon request of Landlord, at Tenant's expense, immediately furnish to Landlord a bond in form and amount and issued by a surety satisfactory to Landlord, indemnifying Landlord and the Premises against all liabilities, costs and expenses, including attorneys' fees, which Landlord could reasonably incur as a result of such lien(s).

        19.    DEFAULT.    The following occurrences shall each be deemed an Event of Default by Tenant:

          a.    Failure To Pay.    Tenant fails to pay any sum, including Rent, due under this Lease following five (5) days written notice from Landlord of the failure to pay.

          b.    Vacation/Abandonment.    Tenant vacates the Premises (defined as an absence for at least 15 consecutive days without prior notice to Landlord), or Tenant abandons the Premises (defined as an absence of five (5) days or more while Tenant is in breach of some other term of this Lease). Tenant's vacation or abandonment of the Premises shall not be subject to any notice or right to cure.

          c.    Insolvency.    Tenant becomes insolvent, voluntarily or involuntarily bankrupt, or a receiver, assignee or other liquidating officer is appointed for Tenant's business, provided that in the event of any involuntary bankruptcy or other insolvency proceeding, the existence of such proceeding such constitute an Event of Default only if such proceeding is not dismissed or vacated within 60 days after its institution or commencement.

          d.    Levy or Execution.    Tenant's interest in this Lease or the Premises, or any part thereof, is taken by execution or other process of law directed against Tenant, or is taken upon or subjected to any attachment by any creditor of Tenant, if such attachment is not discharged within 15 days after being levied.

          e.    Other Non-Monetary Defaults.    Tenant breaches any agreement, term or covenant of this Lease other than one requiring the payment of money and not otherwise enumerated in this Section, and the breach continues for a period of 30 days after notice by Landlord to Tenant of the breach.

          f.    Failure to Take Possession.    Tenant fails to take possession of the Premises WITHIN THIRTY (30) DAYS AFTER ~~ON~~ the Commencement Date.

        20.    REMEDIES.

        Landlord shall have the following remedies upon an Event of Default. Landlord's rights and remedies under this Lease shall be cumulative, and none shall exclude any other right or remedy allowed by law.

          a.    Termination of Lease.    Landlord may terminate Tenant's interest under the Lease, but no act by Landlord other than written notice from Landlord to Tenant of termination shall terminate this Lease. The Lease shall terminate on the date specified in the notice of termination. Upon termination of this Lease, Tenant will remain liable to Landlord for damages in an amount equal to the rent and other sums that would have been owing by Tenant under this Lease for the balance of the Lease term, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to the termination, after deducting all Landlord's Reletting Expenses (as defined below). Landlord shall be entitled to either collect damages from Tenant monthly on the days on which rent or other amounts would have been payable under the Lease, or alternatively, Landlord may accelerate Tenant's obligations under the Lease and recover from Tenant: (i) unpaid rent which had been earned at the time of termination; (ii) the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of rent loss that Tenant proves could reasonably have been avoided; (iii) the amount by which the unpaid rent for the balance of the term of the Lease after the time of award exceeds the amount of rent loss that Tenant proves could reasonably be avoided (discounting such amount by the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%); and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease, or which in the ordinary course would be likely to result from the Event of Default, including without limitation Reletting Expenses described in Section 20b.

          b.    Re-Entry and Reletting.    Landlord may continue this Lease in full force and effect, and without demand or notice, re-enter and take possession of the Premises or any part thereof, expel the Tenant from the Premises and anyone claiming through or under the Tenant, and remove the personal property of either. Landlord may relet the Premises, or any part of them, in Landlord's or Tenant's name for the account of Tenant, for such period of time and at such other terms and conditions, as Landlord, in its discretion, may determine. Landlord may collect and receive the rents for the Premises. Re-entry or taking possession of the Premises by Landlord under this Section shall not be construed as an election on Landlord's part to terminate this Lease, unless a written notice of termination is given to Tenant. Landlord reserves the right following any re-entry or reletting, or both, under this Section to exercise its right to terminate the Lease. During the Event of Default, Tenant will pay Landlord the rent and other sums which would be payable under this Lease if repossession had not occurred, plus the net proceeds, if any, after reletting the Premises, after deducting Landlord's Reletting Expenses. "Reletting Expenses" is defined to include all expenses incurred by Landlord in connection with reletting the Premises, including without limitation, all repossession costs, brokerage commissions, attorneys' fees, remodeling and repair costs, costs for removing and storing Tenant's property and equipment, and rent concessions granted by Landlord to any new Tenant, prorated over the life of the new lease.

          c.    Waiver of Redemption Rights.    Tenant, for itself, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, hereby waives and surrenders all rights and privileges which they may have under any present or future law, to redeem the Premises or to have a continuance of this Lease for the Lease term, as it may have been extended.

          d.    Nonpayment of Additional Rent.    All costs which Tenant agrees to pay to Landlord pursuant to this Lease shall in the event of nonpayment be treated as if they were payments of Rent, and Landlord shall have all the rights herein provided for in case of nonpayment of Rent.

          e.    Failure to Remove Property.    If Tenant fails to remove any of its property from the Premises at Landlord's request following an uncured Event of Default, Landlord may, at its option, remove and store the property at Tenant's expense and risk. If Tenant does not pay the storage cost within five (5) days of Landlord's request, Landlord may, at its option, have any or all of such property sold at public or private sale (and Landlord may become a purchaser at such sale), in such manner as Landlord deems proper, without notice to Tenant. Landlord shall apply the proceeds of such sale: (i) to the expense of such sale, including reasonable attorneys' fees actually incurred; (ii) to the payment of the costs or charges for storing such property; (iii) to the payment of any other sums of money which may then be or thereafter become due Landlord from Tenant under any of the terms hereof; and (iv) the balance, if any, to Tenant. Nothing in this Section shall limit Landlord's right to sell Tenant's personal property as permitted by law to foreclose Landlord's lien for unpaid rent.

        21.    MORTGAGE SUBORDINATION AND ATTORNMENT.    This Lease shall automatically be subordinate to any mortgage or deed of trust created by Landlord which is now existing or hereafter placed upon the Premises including any advances, interest, modifications, renewals, replacements or extensions ("Landlord's Mortgage"), provided the holder of any Landlord's Mortgage or any person(s) acquiring the Premises at any sale or other proceeding under any such Landlord's Mortgage shall elect to continue this Lease in full force and effect. Tenant shall attorn to the holder of any Landlord's Mortgage or any person(s) acquiring the Premises at any sale or other proceeding under any Landlord's Mortgage provided such person(s) assume the obligations of Landlord under this Lease. Tenant shall promptly and in no event later than fifteen (15) days execute, acknowledge and deliver documents which the holder of any Landlord's Mortgage may reasonably require as further evidence of this subordination and attornment. Notwithstanding the foregoing, Tenant's obligations under this Section are conditioned on the holder of each of Landlord's Mortgage and each person acquiring the

Premises at any sale or other proceeding under any such Landlord's Mortgage not disturbing Tenant's occupancy and other rights under this Lease, so long as no uncured Event of Default exists.

        22.    NON-WAIVER.    Landlord's waiver of any breach of any term contained in this Lease shall not be deemed to be a waiver of the same term for subsequent acts of Tenant. The acceptance by Landlord of Rent or other amounts due by Tenant hereunder shall not be deemed to be a waiver of any breach by Tenant preceding such acceptance.

        23.    HOLDOVER.    If Tenant shall, without the written consent of Landlord, hold over after the expiration or termination of the Term, such tenancy shall be deemed to be on a month-to-month basis and may be terminated according to Washington law. During such tenancy, Tenant agrees to pay to Landlord 125% the rate of rental last payable under this Lease, unless a different rate is agreed upon by Landlord. All other terms of the Lease shall remain in effect.

        24.    NOTICES.    All notices under this Lease shall be in writing and effective (i) when delivered in person, (ii) three (3) days after being sent by registered or certified mail to Landlord or Tenant, as the case may be, at the Notice Addresses set forth in Section 1(h); or (iii) upon confirmed transmission by facsimile to such persons at the facsimile numbers set forth in Section 1(h) or such other addresses/facsimile numbers as may from time to time be designated by such parties in writing.

        25.    COSTS AND ATTORNEYS' FEES.    If Tenant or Landlord engage the services of an attorney to collect monies due or to bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or other payments, or possession of the Premises, the losing party shall pay the prevailing party a reasonable sum for attorneys' fees in such suit, at trial and on appeal.

        26.    ESTOPPEL CERTIFICATES.    Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement specifying the following, subject to any modifications necessary to make such statements true and complete: (i) the date the Lease term commenced and the date it expires; (ii) the amount of minimum monthly Rent and the date to which such Rent has been paid; (iii) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way; (iv) that this Lease represents the entire agreement between the parties; (v) that all conditions under this Lease to be performed by Landlord have been satisfied; (vi) that there are no existing claims, defenses or offsets which the Tenant has against the enforcement of this Lease by Landlord; (vii) that no Rent has been paid more than one month in advance; and (viii) that no security has been deposited with Landlord (or, if so, the amount thereof). Any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Landlord's interest or assignee of any mortgage or new mortgagee of Landlord's interest in the Premises. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

        27.    TRANSFER OF LANDLORD'S INTEREST.    This Lease shall be assignable by Landlord without the consent of Tenant. In the event of any transfer or transfers of Landlord's interest in the Premises, other than a transfer for security purposes only, upon the assumption of this Lease by the transferee, Landlord shall be automatically relieved of obligations and liabilities accruing from and after the date of such transfer, except for any retained security deposit or prepaid rent, and Tenant shall attorn to the transferee.

        28.    RIGHT TO PERFORM.    If Tenant shall fail to timely pay any sum or perform any other act on its part to be performed hereunder, Landlord may make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Tenant shall, on demand, reimburse Landlord for its expenses incurred in making such payment or performance. Landlord shall (in addition to any other right or remedy of Landlord provided by law) have the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.

        29.    HAZARDOUS MATERIAL.    Landlord represents and warrants to Tenant that to the best of Landlord's knowledge, there is no "Hazardous Material" (as defined below) on, in, or under the Premises as of the Commencement Date except as otherwise disclosed to Tenant in writing before the execution of this Lease. If there is any Hazardous Material on, in, or under the Premises as of the Commencement Date which has been or thereafter becomes unlawfully released through no fault of Tenant, then Landlord shall indemnify, defend and hold Tenant harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses including without limitation sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees, incurred or suffered by Tenant either during or after the Lease term as the result of such contamination.

        Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about, or disposed of on the Premises by Tenant, its agents, employees, contractors or invitees, except in strict compliance with all applicable federal, state and local laws, regulations, codes and ordinances. If Tenant breaches the obligations stated in the preceding sentence, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses including, without limitation, diminution in the value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, or elsewhere, damages arising from any adverse impact on marketing of space at the Premises, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees incurred or suffered by Landlord either during or after the Lease term. These indemnifications by Landlord and Tenant include, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work, whether or not required by any federal, state or local governmental agency or political subdivision, because of Hazardous Material present in the Premises, or in soil or ground water on or under the Premises. Tenant shall immediately notify Landlord of any inquiry, investigation or notice that Tenant may receive from any third party regarding the actual or suspected presence of Hazardous Material on the Premises.

        Without limiting the foregoing, if the presence of any Hazardous Material brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, results in any unlawful release of Hazardous Material on the Premises or any other property, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Premises or any other property, to the condition existing prior to the release of any such Hazardous Material; provided that Landlord's approval of such actions shall first be obtained, which approval may be withheld at Landlord's sole discretion.

        As used herein, the term "Hazardous Material" means any hazardous, dangerous, toxic or harmful substance, material or waste including biomedical waste which is or becomes regulated by any local governmental authority, the State of Washington or the United States Government due to its potential harm to the health, safety or welfare of humans or the environment,

        30.    QUIET ENJOYMENT.    So long as Tenant pays the Rent and performs all of its obligations in this Lease, Tenant's possession of the Premises will not be disturbed by Landlord or anyone claiming by, through or under Landlord, or by the holders of any Landlord's Mortgage or any successor thereto.

        31.    RIGHT OF ENTRY.    Landlord and its agents, employees and contractors shall have the right AFTER TWENTY-FOUR (24) HOURS WRITTEN NOTICE to enter the Premises at reasonable times for inspection, to make repairs, alterations, and improvements, to show the Premises to prospective purchasers and, within six (6) months prior to the expiration of the Lease term, to show the Premises to prospective tenants.

        32.    GENERAL.

          a.    Heirs and Assigns.    This Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

          b.    Brokers' Fees.    Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees for the negotiation, execution, or delivery of this Lease other than as disclosed in Section 1(i) or elsewhere in this Lease. Tenant shall indemnify and hold Landlord harmless against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. This subparagraph shall not apply to brokers with whom Landlord has an express written brokerage agreement.

          c.    Entire Agreement.    This Lease contains all of the covenants and agreements between Landlord and Tenant relating to the Premises. No prior agreements or understanding pertaining to the Lease shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

          d.    Severability.    Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision of this Lease.

          e.    Force Majeure.    Time periods for either party's performance under any provisions of this Lease (excluding payment of Rent) shall be extended for periods of time during which the party's performance is prevented due to circumstances beyond such party's control, including without limitation, fires, floods, earthquakes, lockouts, strikes, embargoes, governmental regulations, acts of God, public enemy, war or other strife.

          f.    Governing Law.    This Lease shall be governed by and construed in accordance with the laws of the State of Washington.

          g.    Memorandum of Lease.    Except for the pages containing the Brokers Provisions and Commission section, the parties' signatures and attached Exhibit A, this Lease shall not be recorded. However, Landlord and Tenant shall, at the other's request, execute and record a memorandum of Lease in recordable form that identifies Landlord and Tenant, the commencement and expiration dates of the Lease, and the legal description of the Premises as set forth on attached Exhibit A.

          h.    Submission of Lease Form Not an Offer.    One party's submission of this Lease to the other for review shall not constitute an offer to lease the Premises. This Lease shall not become effective and binding upon Landlord and Tenant until it has been fully signed by both Landlord and Tenant.

          i.    Authority of Parties.    Any individual signing this Lease on behalf of an entity represents and warrants to the other that such individual has authority to do so and, upon such individual's execution, that this Lease shall be binding upon and enforceable against the party on behalf of whom such individual is signing.

        33.    EXHIBITS AND RIDERS.    The following exhibits and riders are made a part of this Lease:

        Exhibit A—Legal Description

        Exhibit B—Tenant Improvement ~~Schedule~~

        (Check the box for any of the following that will apply. Any riders checked shall be effective only upon being initialed by the parties and attached to the Lease. Capitalized terms used in the Riders have the meanings given to them in the Lease.)

        ☒ Rent Rider

        ☐ Retail Use Rider

        ☐ Arbitration Rider

        ☐ Limitation on Landlord's Liability Rider

        ☐ Guaranty of Tenants Lease Obligations Rider

        ☒ Option to Extend Rider

        34.    AGENCY DISCLOSURE.    At the signing of this Agreement,

Landlord's Agent	TOM GRAFF AND EDWIN MIRSKY/EWING AND CLARK, INC. (insert names of Licensee and the Company name as licensed)
represented	LANDLORD (insert Landlord, Tenant, both Landlord and Tenant or neither Landlord nor Tenant)
and Tenant's Broker (Licensee)	DAN STUTZ, MARTIN SMITH, INC. (insert names of Licensee and the Company name as licensed)
represented	TENANT (insert Landlord, Tenant, both Landlord and Tenant or neither Landlord nor Tenant)

        If Tenant's Licensee and Landlord's Agent are different salespersons affiliated with the same Broker, then both Buyer and Seller confirm their consent to that Broker acting as a dual agent. If Tenant's Licensee and Landlord's Agent are the same salesperson representing both parties, then both Landlord and Tenant confirm their consent to that salesperson and his/her Broker acting as dual agent. Landlord and Tenant confirm receipt of the pamphlet entitled "The Law of Real Estate Agency."

        35.    BROKER PROVISIONS AND COMMISSION.

        Landlord shall pay a commission to EWING AND CLARK, INC. ("Landlord's Agent") in the amount stated in a separate listing agreement ~~or, if there is no listing agreement, then~~ (check one)

        ☒ $                  /FIVE (5)% (complete only one) of the gross rent payable pursuant to Section 1(d) or

        ☐ $                  per square foot of the Premises. The commission shall be earned upon ~~occupancy of the Premises by Tenant, and paid one half~~ upon execution of this Lease and one-half SHALL BE PAID TO TENANT'S BROKER. ~~UPON OCCUPANCY OF THE PREMISES BY TENANT. LANDLORD'S AGENT SHALL PAY TO            ("TENANT'S BROKER") THE AMOUNT STATED IN A SEPARATE AGREEMENT BETWEEN THEM OR, IF THERE IS NO AGREEMENT, $                  /            % (COMPLETE ONLY ONE) OF THE COMMISSION PAID TO LANDLORD'S AGENT, WITHIN FIVE (5) DAYS AFTER RECEIPT BY LANDLORD'S AGENT. THE PREMISES, DESCRIBED IN THE ATTACHED EXHIBIT A ARE COMMERCIAL REAL ESTATE. LANDLORD SHALL PAY TO LANDLORD'S AGENT AN ADDITIONAL COMMISSION UPON THE EXERCISE BY TENANT OF ANY OPTION TO EXTEND THE TERM ACCORDING TO ANY COMMISSION AGREEMENT OR, IN THE ABSENCE OF ONE, ACCORDING TO LANDLORD'S AGENT'S COMMISSION SCHEDULE IN EFFECT AS OF THE EXECUTION OF THIS LEASE. IF LANDLORD'S AGENT IS THE PROCURING CAUSE OF ANY OTHER LEASE OR SALE ENTERED INTO BETWEEN LANDLORD AND TENANT CONCERNING THE PREMISES, LANDLORD SHALL PAY A COMMISSION IN THE AMOUNT SET FORTH IN LANDLORD'S AGENT'S COMMISSION SCHEDULE IN EFFECT AS OF THE EXECUTION OF THIS LEASE. LANDLORD'S SUCCESSOR SHALL BE OBLIGATED TO PAY ANY UNPAID COMMISSIONS UPON ANY TRANSFER OF THIS LEASE AND ANY SUCH TRANSFER SHALL NOT RELEASE THE TRANSFEROR FROM LIABILITY TO PAY SUCH COMMISSIONS. IF LANDLORD'S AGENT IS REQUIRED TO EMPLOY AN ATTORNEY TO ENFORCE OR DECLARE ITS RIGHTS UNDER THIS SECTION, THE PREVAILING PARTY IN ANY SUCH ACTION SHALL BE ENTITLED TO RECOVER ITS REASONABLE ATTORNEYS' FEES, IN AN AMOUNT DETERMINED BY THE COURT. NEITHER LANDLORD'S AGENT NOR TENANT'S LICENSEE ARE RECEIVING COMPENSATION FROM MORE THAN ONE PARTY TO THIS TRANSACTION UNLESS OTHERWISE DISCLOSED ON AN ATTACHED ADDENDUM, IN WHICH CASE LANDLORD AND TENANT CONSENT TO SUCH COMPENSATION.~~

        LANDLORD'S AGENT AND TENANT'S LICENSEE HAVE MADE NO REPRESENTATIONS OR WARRANTIES CONCERNING THE PREMISES, THE MEANING OF THE TERMS AND CONDITIONS OF THIS LEASE, LANDLORD'S OR TENANT'S FINANCIAL STANDING, ZONING, COMPLIANCE OF THE PREMISES WITH APPLICABLE LAWS, SERVICE OR CAPACITY OF UTILITIES, OPERATING EXPENSES, OR HAZARDOUS MATERIALS. LANDLORD AND TENANT ARE EACH ADVISED TO SEEK INDEPENDENT LEGAL ADVICE ON THESE AND OTHER MATTERS ARISING UNDER THIS LEASE.

        IN WITNESS WHEREOF this Lease has been executed the date and year first above written.

/s/ Dale Riveland LANDLORD	/s/ John Sanderson TENANT:
/s/ Christina M. Riveland LANDLORD:	HEALTHETECH INC. TENANT:
/s/ Ken W. Johnstone By:	SR. VICE PRESIDENT Its:
/s/ Pearl L. Johnstone
By:	Its:

STATE OF WASHINGTON	)	LORI HANSEN
	) ss.	NOTARY PUBLIC
COUNTY OF Kitsap	)	STATE OF WASHINGTON
COMMISSION EXPIRES
FEBRUARY 23, 2004

        I certify that I know or have satisfactory evidence that John Sanderson is the person who appeared before me and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Senior Vice-President of Healthetech, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

        DATED: April 20th, 2000.

(Seal or stamp)	/s/ LORI HANSEN
Printed Name: Lori Hansen NOTARY PUBLIC in and for the State of Washington, residing at Bainbridge Island My Commission expires: 02-23-04
STATE OF WASHINGTON	)	STATE OF WASHINGTON	)
COUNTY OF KING	) ss	COUNTY OF KING	) ss
	)		)

        On this day personally appeared before me Dale Riveland and Christina M. Riveland to me known to be the individuals described in and who executed the within and foregoing instrument, and acknowledge that they signed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

GIVEN under my hand and official seal this 26th day of April, 2000, [ILLEGIBLE] Notary Public in and for the State of Washington, residing at Seattle. My appointment expires on Nov 29, 2000.
        On this day personally appeared before me Kenneth W. Johnstone and Pearl L. Johnstone to me known to be the individuals described in and who executed the within and foregoing instrument, and acknowledge that they signed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

GIVEN under my hand and official seal this 26th day of April, 2000 WAYNE J. MICHAEL Notary Public in and for the State of Washington, residing at Seattle. My appointment expires on Oct. 1, 2003.
Notary Public State of Washington WAYNE J. MICHAEL My Appointment Expires Oct 1, 2003

        (Acknowledgment by Individuals. TICOR TITLE INSURANCE COMPANY OF CALIFORNIA Form L 28A)

Exhibit A

[Legal Description]

        Lot 5, Block "B", Third Addition to the Part of the City of Seattle heretofore laid off by A.A. Denny 7 William N. Bell Addition to the City of Seattle, Commonly known as William N. Bell's 3rd, according to the plat recorded in Volume 1 of plats, EXCEPT the West 12 feet thereof for Third Avenue.

        EXCEPT the southeasterly most room of approximately 600 square feet on the ground floor currently leased to Air Touch Cellular.

        Also known as 2226 Third Avenue situated in the City of Seattle, Washington 98121

Exhibit B

[Tenant Improvement Schedule]

        Landlord hereby agrees to approve reasonable alterations to the Premises during the Lease term, as extended, if applicable, consistent with use of the Premises for general office purposes including alterations creating an open floor plan without damage to existing seismic shear walls.

RENT RIDER
CBA Text Disclaimer: Text deleted by licensee indicated by strike.
New text inserted by licensee indicated by small capital letters.
TG77a

        Landlord and Tenant should complete only those provisions below which apply. Any provision below which is not completed shall not apply to the Lease.

1.
BASE MONTHLY RENT SCHEDULE. Tenant shall pay Landlord base monthly rent during the Lease Term according to the following schedule:

Lease Year (Stated in Years or Months)	Base Monthly Rent Amount
JULY 01, 2000 - AUGUST 31, 2000	$ NO RENT, BUT TENANT PAYS TAXES, INSURANCE, AND UTILITIES
YEAR 1: SEPTEMBER 01, 2000 - JUNE 30, 2001	$17,000.00/MONTH
YEAR 2: JULY 01, 2001 - JUNE 30, 2002	$17,750.00/MONTH
YEAR 3: JULY 01, 2002 - JUNE 30, 2003	$18,500.00/MONTH
YEAR 4: JULY 01, 2003 - JUNE 30, 2004	$19,250.00/MONTH
YEAR 5: JULY 01, 2004 - JUNE 30, 2005	$20,000.00/MONTH
~~2.~~
~~CONSUMER PRICE INDEX ADJUSTMENT ON BASE MONTHLY RENT. The base monthly rent shall be increased on the first day of (if not completed, this paragraph does not apply) ______ Lease Year (except the Commencement Date and the first day of any extension term) in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (all items for the geographical Statistical Area in which the Premises is located on the basis of 1982-1984 equals 100) (the "Index"). The base monthly rent payable immediately prior to each adjustment date shall be increased by the percentage that the index published for the date nearest preceding the adjustment date has increased over the index published for the date nearest preceding the first day of the Lease Year from which the adjustment is being measured. Upon the calculation of each annual increase, Landlord shall notify Tenant of the new base monthly rent payable hereunder. Within twenty (20) days of the date of Landlord's notice, Tenant shall pay the deficiency in any Rent paid for a period following the subject adjustment date and shall thereafter pay the increased Rent until receiving the next notice of increase from Landlord. If the components of the index are materially changed after the Commencement Date, or if the index is discontinued during the Lease Term, Landlord shall notify Tenant of a substitute published index which, in Landlord's reasonable discretion, approximates the index and use the substitute index to make subsequent adjustments.~~

/s/ JS
Landlord's Initials:	Tenant's Initials:
Landlord's Initials:	Tenant's Initials:

RENT RIDER
CBA Text Disclaimer: Text deleted by licensee indicated by strike.
New text inserted by licensee indicated by small capital letters.
TG77a

        Landlord and Tenant should complete only those provisions below which apply. Any provision below which is not completed shall not apply to the Lease.

1.
BASE MONTHLY RENT SCHEDULE. Tenant shall pay Landlord base monthly rent during the Lease Term according to the following schedule:

Lease Year (Stated in Years or Months)	Base Monthly Rent Amount
JULY 01, 2000 - AUGUST 31, 2000	$NO RENT, BUT TENANT PAYS TAXES, INSURANCE, AND UTILITIES
YEAR 1: SEPTEMBER 01, 2000 - JUNE 30, 2001	$17,000.00/MONTH
YEAR 2: JULY 01, 2001 - JUNE 30, 2002	$17,750.00/MONTH
YEAR 3: JULY 01, 2002 - JUNE 30, 2003	$18,500.00/MONTH
YEAR 4: JULY 01, 2003 - JUNE 30, 2004	$19,250.00/MONTH
YEAR 5: JULY 01, 2004 - JUNE 30, 2005	$20,000.00/MONTH
~~2.~~
~~CONSUMER PRICE INDEX ADJUSTMENT ON BASE MONTHLY RENT. The base monthly rent shall be increased on the first day of (if not completed, this paragraph does not apply) ______ Lease Year (except the Commencement Date and the first day of any extension term) in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (all items for the geographical Statistical Area in which the Premises is located on the basis of 1982-1984 equals 100) (the "Index"). The base monthly rent payable immediately prior to each adjustment date shall be increased by the percentage that the Index published for the date nearest preceding the adjustment date has increased over the Index published for the date nearest preceding the first day of the Lease Year from which the adjustment is being measured. Upon the calculation of each annual increase, Landlord shall notify Tenant of the new base monthly rent payable hereunder. Within twenty (20) days of the date of Landlord's notice, Tenant shall pay the deficiency in any Rent paid for a period following the subject adjustment date and shall thereafter pay the increased Rent until receiving the next notice of increase from Landlord. If the components of the Index are materially changed after the Commencement Date, or if the Index is discontinued during the Lease Term, Landlord shall notify Tenant of a substitute published index which, in Landlord's reasonable discretion, approximates the Index and use the substitute index to make subsequent adjustments.~~

/s/ [ILLEGIBLE]
Landlord's Initials:	Tenant's Initials:
/s/ [ILLEGIBLE]
Landlord's Initials:	Tenant's Initials:

OPTION TO EXTEND RIDER
CBA Text Disclaimer: Text deleted by licensee indicated by strike.
New text inserted by licensee indicated by small capital letters.
TG77b

        Provided Tenant is not in default at the time of exercise or upon the commencement of any extension term, Tenant shall have ~~(if not completed, zero)~~ ONE (1) successive options to extend the term of this Lease for FIVE (5) years each. Tenant shall exercise ~~each~~ this option by delivering ~~with~~ written notice to Landlord not less than one hundred eighty (180) days prior to the expiration of the then current Lease term. Upon the exercise of any option, the term of this Lease shall be extended for the period of the subject option upon all of the same terms, conditions and covenants as set forth herein, ~~except for~~ and the amount of the base monthly rental stated in the Lease, ~~which~~ shall be increased or decreased to the amount of fair market rental for the term of the extension for similar properties in the Denny Regrade area for the Premises. If Landlord and Tenant are not able to agree on the amount of fair market rental within thirty (30) days after the date Tenant exercises its extension option in each case, then the parties shall submit the determination of the fair market rental value of the Premises to binding arbitration. If Landlord and Tenant are not able to agree upon a single arbitrator within thirty (30) days of their agreement to arbitrate the dispute, then during the following ten (10) day period, Landlord and Tenant shall each designate an expert, who shall be a licensed MIA appraiser or a commercial real estate agent with at least five (5) years experience in the commercial leasing market in which the Premises are located. The two experts so selected shall appoint an arbitrator similarly qualified, whose determination of fair market rental value shall be averaged with the final offer of fair market rent schedule made by the party whose offer is closest to the amount determined by the arbitrator and such average shall be binding upon Landlord and Tenant. Each party shall bear their own expenses of the arbitration except that the cost of the arbitrator shall be paid by the party whose final offer of fair market rent during the thirty (30) day negotiation period is farthest from the amount determined by the arbitrator. Landlord shall have the right to terminate the Lease at any month end within the option period by written notice to the Tenant given not less than twelve (12) months prior to the termination date; this right of Landlord to terminate shall be exercised only in connection with major redevelopment of the property as evidenced by the submission by Landlord of a master use permit application or other application for development of the property to the City of Seattle.

/s/ JS
Landlord's Initials:	Tenant's Initials:

Landlord's Initials:	Tenant's Initials:

OPTION TO EXTEND RIDER
CBA Text Disclaimer: Text deleted by licensee indicated by strike.
New text inserted by licensee indicated by small capital letters.
TG77b

        Provided Tenant is not in default at the time of exercise or upon the commencement of any extension term, Tenant shall have ~~(if not completed, zero)~~ ONE (1) successive options to extend the term of this Lease for FIVE (5) years each. Tenant shall exercise ~~each~~ this option by delivering ~~with~~ written notice to Landlord not less than one hundred eighty (180) days prior to the expiration of the then current Lease term. Upon the exercise of any option, the term of this Lease shall be extended for the period of the subject option upon all of the same terms, conditions and covenants as set forth herein, ~~except for~~ and the amount of the base monthly rental stated in the Lease, ~~which~~ shall be increased or decreased to the amount of fair market rental for the term of the extension for similar properties in the Denny Regrade area for the Premises. If Landlord and Tenant are not able to agree on the amount of fair market rental within thirty (30) days after the date Tenant exercises its extension option in each case, then the parties shall submit the determination of the fair market rental value of the Premises to binding arbitration. If Landlord and Tenant are not able to agree upon a single arbitrator within thirty (30) days of their agreement to arbitrate the dispute, then during the following ten (10) day period, Landlord and Tenant shall each designate an expert, who shall be a licensed MIA appraiser or a commercial real estate agent with at least five (5) years experience in the commercial leasing market in which the Premises are located. The two experts so selected shall appoint an arbitrator similarly qualified, whose determination of fair market rental value shall be averaged with the final offer of fair market rent schedule made by the party whose offer is closest to the amount determined by the arbitrator and such average shall be binding upon Landlord and Tenant. Each party shall bear their own expenses of the arbitration except that the cost of the arbitrator shall be paid by the party whose final offer of fair market rent during the thirty (30) day negotiation period is farthest from the amount determined by the arbitrator. Landlord shall have the right to terminate the Lease at any month end within the option period by written notice to the Tenant given not less than twelve (12) months prior to the termination date; this right of Landlord to terminate shall be exercised only in connection with major redevelopment of the property as evidenced by the submission by Landlord of a master use permit application or other application for development of the property to the City of Seattle.

/s/ [ILLEGIBLE]
Landlord's Initials:	Tenant's Initials:
/s/ [ILLEGIBLE]
Landlord's Initials:	Tenant's Initials:

FIRST AMENDMENT TO LEASE AGREEMENT

        The Lease Agreement between the parties dated April 17, 2000, the first page of which is attached, is hereby amended as follows:

        1.    Commencing December 1, 2000, the premises leased are increased in size to encompass the entire building including the southeasterly room on the ground floor formerly leased to Air Touch Cellular.

        2.    Commencing January 1, 2001 Tenant shall be responsible for one hundred percent of the real property taxes at the premises and one hundred percent of the utility costs and insurance coverage at the premises, all as described in the Lease Agreement.

        3.    Commencing January 1, 2001 the monthly rents shall be increased to the following amounts:

1-1-01 through 2-28-01	$890.00/month in addition to the prepaid rent paid
3-1-01 through 6-30-01	$17,890/month
7-1-01 through 6-30.02	$18,680/month
7-1-02 through 6-30-03	$19,470/month
7-1-03 through 6-30-04	$20,260/month
7-1-04 through 6-30-05	$21,050/month

        All other provisions of the April 17, 2000 Lease Agreement shall remain in full force and effect.

        Dated this 4th day of December, 2000.

LANDLORD:	TENANT:
/s/ DALE RIVELAND Dale Riveland	Healthetech, Inc.
/s/ KENNETH W. JOHNSTONE Kenneth W. Johnstone	by	/s/ John Sanderson

QuickLinks

  Exhibit 10.8
LEASE AGREEMENT (Single Tenant for Entire Parcel—Triple Net)
Exhibit A [Legal Description]
Exhibit B [Tenant Improvement Schedule]
RENT RIDER CBA Text Disclaimer: Text deleted by licensee indicated by strike. New text inserted by licensee indicated by small capital letters. TG77a
RENT RIDER CBA Text Disclaimer: Text deleted by licensee indicated by strike. New text inserted by licensee indicated by small capital letters. TG77a
OPTION TO EXTEND RIDER CBA Text Disclaimer: Text deleted by licensee indicated by strike. New text inserted by licensee indicated by small capital letters. TG77b
OPTION TO EXTEND RIDER CBA Text Disclaimer: Text deleted by licensee indicated by strike. New text inserted by licensee indicated by small capital letters. TG77b
FIRST AMENDMENT TO LEASE AGREEMENT